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                                   EXHIBIT A

                             JOINT FILING AGREEMENT


                  The  undersigned  hereby agree that the  statement on
Schedule 13D with respect to the shares of Common Stock of General Microwave Corporation dated July 11, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  July 11, 1996            /s/ Adam M. Hutt
                                 ----------------
                                 Adam M. Hutt



                                 AMH EQUITY, LTD.

                                 By:  /s/ Adam M. Hutt
                                 Name:  Adam M. Hutt
                                 Title: President



                                 /s/ Jay R. Petschek
                                 Jay R. Petschek



                                 CORSAIR MANAGEMENT COMPANY, INC.


                                 By:  /s/ Jay R. Petschek
                                 Name:  Jay R. Petschek
                                 Title: President



                                 CORSAIR MANAGING PARTNERS

                                 By:  Corsair Management Company, Inc., a
                                       general partner


                                 By:  /s/ Jay R. Petschek
                                 Name:  Jay R. Petschek
                                 Title: President